UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2011

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On November 15, 2011, Mark R. Bachmann, Executive Vice President and Chief Financial Officer of Zep Inc. (the “Company”), entered into a Rule 10b5-1 sales plan effective as of November 30, 2011 and terminating on December 17, 2013.  Under the sales plan, so long as the Company’s common stock meets certain threshold prices, Mr. Bachmann could effect a cashless exercise of up to 22,424 employee stock options.

The aforementioned Rule 10b5-1 sales plan is intended to satisfy the Company’s insider trading policy and the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell specified amounts of company stock.  Using these plans, among other objectives, individuals may gradually diversify their investment portfolios over an extended period of time.

Transactions for Mr. Bachmann under his respective Rule 10b5-1 sales plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.  Except as may be required by law, the Company does not undertake any obligation to report any modifications or terminations of any such plans, nor report any Rule 10b5-1 sales plans that may be adopted by other officers or employees of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: November 16, 2011	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Secretary

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